Exhibit 99.1
HEARTWARE INTERNATIONAL, INC.
Special Meeting of Stockholders
[•], 2009
[• P.M.], U.S. Eastern time ([• A.M.],
Australia Eastern Standard Time on •,
2009)
[Location]
Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement/Prospectus are available at www.heartware.com.au.

HEARTWARE INTERNATIONAL, INC.
PROXY
Special Meeting of Stockholders – [•], 2009, • P.M., U.S. Eastern time (•
A.M., Australia Eastern Standard Time on •, 2009)
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Douglas E. Godshall and David J. McIntyre hereby are appointed individually as proxies (with full power to act without the others and with full power of substitution) to attend and to vote for the undersigned on the matters listed on the reverse side hereof at the Special Meeting of Stockholders to be held on [•], 2009, • P.M., U.S. Eastern time (• A.M., Australia Eastern Standard Time on •, 2009), or at any adjournment or postponement of that meeting and, in their discretion, upon other matters that arise at the meeting. This proxy revokes all proxies previously given for the same shares of stock.
The shares represented by this proxy will be voted in accordance with instructions given on the back of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted FOR the approval of the Agreement and Plan of Merger and FOR the approval of an adjournment of the Special Meeting, if necessary or appropriate.
Please vote on the reverse of this card. Sign, date and return this card promptly using the enclosed postage-prepaid envelope. Sign exactly as name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title.
Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)
(To be signed on the reverse side)

HeartWare International, Inc.
205 Newbury Street
Framingham, Massachusetts 01701

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-prepaid envelope provided or return it to HeartWare International, Inc.,
205 Newbury Street, Framingham, Massachusetts 01701.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEARTWARE INTERNATIONAL, INC.
	The Board of Directors recommends a vote FOR proposals (1) and (2).	The Board Recommends
â

		FOR		AGAINST	ABSTAIN
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(1)	Adopt Agreement and Plan of Merger, dated as of February 12, 2009, by and among HeartWare International, Inc., Thoratec Corporation, Thomas Merger Sub I, Inc. and Thomas Merger Sub II, Inc.					Please indicate your vote by placing an “X” in one of the boxes to the left for each proposal

(2)	Adjourn the HeartWare Special Meeting, if necessary or appropriate, to permit further solicitation of proxies.

*NOTE: If a signed proxy card is returned without specific voting instructions as to any item or all items, the shares represented by the proxy will be voted FOR proposals (1) and (2).

For comments and/or address changes, please check this box and write them on the other side of this card.			☐

Please indicate if you plan to attend the HeartWare Special Meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date